UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 8, 2009

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2009, Thomas Seifert was appointed Senior Vice President and Chief Financial Officer of Advanced Micro Devices, Inc. (the “Company”), effective October 12, 2009 (the “Effective Date”). Pursuant to the terms of the offer letter dated as of September 1, 2009, between Mr. Seifert and the Company (the “Offer Letter”), Mr. Seifert’s annual base salary will be $525,000. Mr. Seifert is also eligible for an annual performance bonus under the Company’s Executive Incentive Plan in a target amount of 150% of his base salary, to be payable upon his achievement of certain performance goals and objectives to be determined by the Company’s Board of Directors. Mr. Seifert will also receive an option to purchase 250,000 shares (the “Shares”) of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the grant. The Shares will vest over a 36-month period from date of grant: 33.3% on November 15, 2010 and then 8.3% every three months over the next 24 months, assuming Mr. Seifert’s continuous active service with the Company. In addition, Mr. Seifert will be granted 125,000 restricted stock units (the “RSUs”). Notwithstanding the vesting information contained in the Offer Letter, the RSUs will vest 33.3% on each of November 9, 2010, November 9, 2011 and November 9, 2012, assuming Mr. Seifert’s continuous active service with the Company.

Pursuant to a relocation expenses agreement dated as of September 3, 2009, between Mr. Seifert and the Company (the “Relocation Expenses Agreement”), and a sign-on bonus agreement dated as of September 1, 2009, between Mr. Seifert and the Company (the “Sign-On Bonus Agreement”), the Company will reimburse Mr. Seifert for certain relocation expenses incurred by Mr. Seifert and pay Mr. Seifert a one-time sign-on bonus of $150,000 in connection with his employment with the Company. In the event Mr. Seifert’s employment with the Company is terminated within 13 months of the Effective Date, Mr. Seifert will repay all such relocation expenses and the sign-on bonus to the Company. In the event Mr. Seifert’s employment with the Company is terminated after 13 months of the Effective Date but less than 24 months after the Effective Date, Mr. Seifert will repay all such relocation expenses to the Company and the sign-on bonus, less 8.33% of such relocation expenses and sign-on bonus for each full month of employment completed after the 12th month of employment.

Prior to joining the Company and from October 2008, Mr. Seifert served as Chief Operating Officer and Chief Financial Officer of Qimonda AG. From April 2006 to October 2008, Mr. Seifert served as Chief Operating Officer of Qimonda AG, and from 2001 to April 2006, Mr. Seifert served as Senior Vice President and General Manager of Infineon AG.

Copies of the Offer Letter, Relocation Expenses Agreement and Sign-On Bonus Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference. The foregoing descriptions of the Offer Letter, Relocation Expenses Agreement and Sign-On Bonus Agreement are qualified in their entirety by reference to the full text of the agreements.

A copy of the press release announcing Mr. Seifert’s appointment is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter between Advanced Micro Devices, Inc. and Thomas Seifert.

10.2	Relocation Expenses Agreement between Advanced Micro Devices, Inc. and Thomas Seifert.

10.3	Sign-On Bonus Agreement between Advanced Micro Devices, Inc. and Thomas Seifert.

99.1	Press release dated as of October 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2009	ADVANCED MICRO DEVICES, INC.

	By:	/s/ PATRICIA K. WELLS
	Name:	Patricia K. Wells
	Title:	Corporate Vice President, Staff Operations and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter between Advanced Micro Devices, Inc. and Thomas Seifert.

10.2	Relocation Expenses Agreement between Advanced Micro Devices, Inc. and Thomas Seifert.

10.3	Sign-On Bonus Agreement between Advanced Micro Devices, Inc. and Thomas Seifert.

99.1	Press release dated as of October 8, 2009.